Exhibit 99.3

Media Release

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 847.753.7678
janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Expands Existing Credit Facility to $100 Million
Larger Facility Underscores Company’s Financial Strength;
Part of Strategy to Align Capital Structure with Growth Initiatives
NORTHBROOK, Ill., (April 17, 2006) — Grubb & Ellis Company (OTC: GBEL), one of the leading providers of integrated real estate services, announced today that it has increased to $100 million its existing senior secured credit facility with Deutsche Bank Trust Company Americas.
     “This larger credit facility is another in a series of steps intended to align Grubb & Ellis’ capital structure with our long-term growth strategy,” said Mark E. Rose, Chief Executive Officer of Grubb & Ellis Company. “This $100 million credit facility gives the Company additional financial flexibility to continue to implement our plan to create the leading global real estate services provider – one that is committed to unparalleled client service and the creation of long-term value for stockholders.”
     The amended facility increases the Company’s revolving line of credit to $60 million, from $35 million, and the term loan portion of the facility to $40 million, from $25 million. At March 31, the Company had $29 million outstanding under the current agreement.
     The new facility extends the term of the facility by one year to April 2009, provides the Company with an option to extend the term for an additional 12 months through April 2010, and as a consequence of Grubb & Ellis’ improved financial and operational performance, generally provides the Company with more favorable terms and conditions.
     Under the terms of the amended credit facility, proceeds may be used for general corporate purposes, including the refinancing of the Company’s previous credit facility, funding for the Company’s growth initiatives, working capital needs and stock repurchases.
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Grubb & Ellis Company
2215 Sanders Road, Suite 400 Northbrook, Illinois 60062 847.753.7500 847.753.9071

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04/17/06
GRUBB & ELLIS COMPANY EXPANDS CREDIT FACILITY TO $100 MILLION
Grubb & Ellis Company
Grubb & Ellis Company is one of the world’s leading full-service commercial real estate organizations, providing a complete range of transaction, management and consulting services. By leveraging local expertise with our global reach, Grubb & Ellis offers innovative, customized solutions and seamless service to owners, corporate occupants and investors throughout the globe. For more information, visit the Company’s Web site at www.grubb-ellis.com.
Forward-looking Statement
Except for historical information, statements included in this announcement may constitute forward-looking statements regarding, among other things, future revenue growth, market trends, new business opportunities, new hires, results of operation, changes in expense levels and profitability and effects on the Company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the volume of sales and leasing transactions and prices for real estate in the real estate markets generally; (ii) a general or regional economic downturn that could create a recession in the real estate markets; (iii) the Company’s debt level and its ability to make interest and principal payments; (iv) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (v) the success of new initiatives and investments; and (vi) other factors described in the Company’s quarterly reports on Form 10-Q for the three month periods ended September 30, 2005 and December 31, 2005, and in the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2005, filed with the SEC.
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